UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2011

CAMBIUM LEARNING GROUP, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17855 North Dallas Parkway, Suite 400, Dallas, Texas		75287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-932-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

On May 23, 2011, Cambium Learning Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report on the voting results of the Company’s 2011 Annual Meeting of Stockholders held on May 17, 2011 (the “Annual Meeting”), including, among other matters, the results of the advisory (non-binding) votes of its stockholders regarding approval of the Company’s executive compensation (a “Say-On-Pay Vote”) and the frequency of conducting a Say-On-Pay Vote (a “Say-On-Frequency Vote”). This Form 8-K/A is being filed as an amendment to the Original Report solely to disclose the decision of the Board of Directors of the Company (the “Board”) as to how frequently the Company will conduct a Say-On-Pay Vote.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Board has considered the appropriate frequency for conducting Say-On-Pay Votes. In accordance with the stockholder voting results at the Annual Meeting, in which (as reported in the Original Report) every “Three Years” received the highest number of votes cast on the Say-On-Frequency Vote proposal, and the Board’s recommendation of a vote of every “Three Years” in the Proxy Statement relating to the Annual Meeting, the Board has determined that future stockholder advisory (non-binding) votes on executive compensation will occur every three years. Accordingly, the next stockholder advisory (non-binding) vote on executive compensation will be held at the Company’s 2014 Annual Meeting of Stockholders. The Company is required to conduct a Say-On-Frequency Vote every six years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM LEARNING GROUP, INC.

October 7, 2011	By:	/s/ Todd W. Buchardt

Name: Todd W. Buchardt
Title: Senior Vice President, General Counsel and Secretary